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                                  PRESS RELEASE

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FOR IMMEDIATE RELEASE:                                  CONTACT:

CompX International Inc.                                David A. Bowers
Three Lincoln Centre                                    Chief Executive Officer
5430 LBJ Freeway, Suite 1700                            Tel.:  864.286.1122
Dallas, Texas   75240-2697


                    COMPX DECLARES REGULAR QUARTERLY DIVIDEND


         DALLAS, TEXAS . . . October 26, 2004 . . . CompX International Inc. (NYSE: CIX) announced today that its board of directors has resumed CompX's regular quarterly dividends and declared a fourth quarter 2004 dividend of twelve and one-half cents ($0.125) per share on its class A and class B common stock, payable on December 27, 2004 to stockholders of record at the close of business on December 10, 2004. The declaration and payment of future dividends is discretionary, and the amount, if any, will be dependent upon CompX's results of operations, financial condition, cash requirements for its businesses, contractual requirements and other factors deemed relevant by the board of directors.

         CompX is a leading manufacturer of precision ball bearing slides, security products and ergonomic computer support systems.

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